Exhibit 99.1

SAFLINK CORPORATION REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS

KIRKLAND, WA – (November 8, 2006) – Saflink® Corporation (NASDAQ: SFLK), a leading provider of solutions that verify identity, secure access and increase productivity, today reported its financial results for its third quarter ended September 30, 2006.

Revenue for the third quarter of 2006 was $1.7 million, compared to $944,000 for the second quarter of 2006 and $2.4 million for the third quarter of 2005. Saflink reported a net loss attributable to common stockholders of $21.5 million, or $0.24 per share, in the third quarter of 2006, which included a non-cash impairment charge of $14.6 million related to its intangible assets and other long-lived assets. This is compared to a net loss attributable to common stockholders of $37.7 million, or $0.43 per share, in the second quarter of 2006, and a net loss attributable to common stockholders of $26.1 million, or $0.30 per share, in the third quarter of 2005.

Non-GAAP operating loss for the third quarter of 2006 was $4.9 million, which excludes certain non-cash charges such as amortization of intangible assets, impairments of goodwill and long-lived assets, and stock-based compensation expense. This is compared to a non-GAAP operating loss of $5.5 million for the third quarter of 2005. Saflink believes that supplementary non-GAAP measures for operating results enhance an investor’s overall understanding of the financial performance of Saflink by reconciling more closely the actual cash expenses of Saflink in its operations, as well as excluding expenses that, in management’s view, are unrelated to the core operations of Saflink. A reconciliation of non-GAAP operating loss and non-GAAP net loss attributable to common stockholders to reported GAAP operating loss and net loss attributable to common stockholders is provided below.

Steve Oyer, Saflink’s Interim CEO commented, “We were pleased to see a strong increase in sales from our preceding quarter. This development, along with our recent expense reduction activities, will improve our operating cash burn results in the next couple quarters. We believe our continued focus on monetizing our core biometric logical and physical access technologies through strategic distribution partners for the public and private sector is beginning to bear fruit.”

Oyer continued, “We are encouraged by the clarity coming out of the Transportation Security Administration (TSA) with respect to the Registered Traveler (RT) program. We believe the build-out of the RT infrastructure by the TSA is an important step in the market’s evolution and expect this to result in active RT programs at several major airports in the near term, which we will be aggressively competing for through the FLO Alliance.”

Saflink will hold a conference call to discuss financial results today at 5:00 PM EST. Saflink may provide forward-looking information on this call. To listen to the conference, please call 1-877-715-5282, domestically, or 973-582-2850, internationally. A recording of the call will be available on the Investors page of the Saflink web site for thirty days after the call.

About Saflink

Saflink Corporation offers biometric security and smart card solutions that protect intellectual property, secure information and eliminate passwords. Saflink identity assurance management solutions allow administrators to verify the identity of users and control their access to computer networks, facilities and applications. Winner of seven awards in 2005, Saflink and its solutions have been recognized by organizations such as Frost & Sullivan and Software Magazine’s Software 500. For more information, please visit www.saflink.com or call 800-762-9595

NOTE: “Saflink” is a registered trademark and “FLO” is a trademark of Saflink Corporation.

This release contains information about management’s view of our future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with our financial condition, our ability to sell our products, our ability to compete with competitors and the growth of the security market. In addition, our success will depend in part on our ability to keep pace with a changing marketplace, integrate new technology into our core software and hardware and introduce new products and product enhancements that build off of our existing technologies to address the changing needs of the marketplace. Various technical problems and resource constraints may impede the development, production, distribution and marketing of our products and services. Also, laws, rules, regulations or industry standards may be adopted in response to these technological changes, which in turn, could materially and adversely affect how we will do business. We encourage you to review other factors that may affect our future results in our Annual Report on Form 10-K, as well as other documents we file periodically with the Securities and Exchange Commission.

INVESTOR RELATIONS CONTACT:

Tony Schor, Lindsay Kenoe (847) 945-2222

www.investorawareness.com

SAFLINK PRESS CONTACT:

Sterling Communications

Katie James

(206) 388-5758

kjames@sterlingpr.com

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SAFLINK CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Revenue:
Product	$1,414	$2,032	$2,956	$4,309
Service	244	326	503	2,039

Total revenue	1,658	2,358	3,459	6,348
Cost of revenue:
Product	608	966	1,301	1,842
Service	134	221	390	1,242
Impairment loss on intangible assets	13,857	—	13,857	—
Amortization of intangible assets	670	670	2,012	2,012

Total cost of revenue	15,269	1,857	17,560	5,096

Gross profit	(13,611)	501	(14,101)	1,252
Operating expenses:
Product development	2,067	2,320	6,909	6,952
Sales and marketing	1,705	2,417	5,636	7,128
General and administrative	2,471	2,252	6,484	6,682
Impairment loss on intangible assets	—	600	—	1,500
Impairment loss on goodwill	—	19,300	60,400	19,300
Impairment loss on furniture and equipment	716	—	716	—

Total operating expenses	6,959	26,889	80,145	41,562

Operating loss	(20,570)	(26,388)	(94,246)	(40,310)
Interest expense	(983)	(37)	(1,345)	(103)
Other income, net	79	135	250	296
Change in fair value of outstanding warrants	—	—	—	172

Loss before income taxes	(21,474)	(26,290)	(95,341)	(39,945)
Income tax provision	13	(203)	39	(501)

Net loss	(21,487)	(26,087)	(95,380)	(39,444)
Modification of outstanding warrants	—	—	(585)	(59)

Net loss attributable to common stockholders	$(21,487)	$(26,087)	$(95,965)	$(39,503)

Basic and diluted loss per common share	$(0.24)	$(0.30)	$(1.09)	$(0.48)
Weighted average number of common shares outstanding	88,405	88,057	88,203	82,792

SAFLINK CORPORATION

Supplemental Non-GAAP Information

(Unaudited)

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Operating loss	$(20,570)	$(26,388)	$(94,246)	$(40,310)
Adjustments to reconcile operating loss in the financial statements to non-GAAP operating loss:
Amortization of intangibles – cost of sales	670	670	2,012	2,012
Amortization of intangibles – general and administrative	25	38	75	116
Impairment loss on intangible assets	13,857	600	13,857	1,500
Impairment loss on goodwill	—	19,300	60,400	19,300
Impairment loss on furniture and equipment	716	—	716	—
Stock-based compensation	354	295	872	1,162

Non-GAAP operating loss	$(4,948)	$(5,485)	$(16,314)	$(16,220)

Net loss attributable to common stockholders	$(21,487)	$(26,087)	$(95,965)	$(39,503)
Adjustments to reconcile net loss attributable to common stockholders in the financial statements to non-GAAP net loss attributable to common stockholders:
Amortization of intangibles – cost of sales	670	670	2,012	2,012
Amortization of intangibles – general and administrative	25	38	75	116
Impairment loss on intangible assets	13,857	600	13,857	1,500
Impairment loss on goodwill	—	19,300	60,400	19,300
Impairment loss on furniture and equipment	716	—	716	—
Stock-based compensation	354	295	872	1,162
Non-cash interest expense	695	—	923	—
Change in warrant valuation	—	—	—	(172)
Modification of outstanding warrants	—	—	585	59
Tax benefit related to impairment loss on intangible assets	—	(216)	—	(540)
Deferred income tax associated with acquisition	13	13	39	39

Non-GAAP net loss attributable to common stockholders	$(5,157)	$(5,387)	$(16,486)	$(16,027)

Non-GAAP basic and diluted net loss per share	$(0.06)	$(0.06)	$(0.19)	$(0.19)
Weighted average number of common shares outstanding	88,405	88,057	88,203	82,792

Statement Regarding Non-GAAP Disclosures:

To supplement the financial information that is presented in accordance U.S. generally accepted accounting principles (GAAP), we present certain financial measures that exclude certain non-cash charges, including charges related to acquisitions such as amortization of intangible assets, impairments of goodwill and long-lived assets and stock-based compensation expense which would otherwise be required by GAAP. We believe that these non-GAAP measures facilitate evaluation by management and investors of our ongoing operating business and enhance overall understanding of our financial performance by reconciling more closely our actual cash expenses in operations as well as excluding expenses that in management’s view are unrelated to our core operations, the inclusion of which may make it more difficult for investors to compare our results from period to period.

Non-GAAP financial measures should not be considered in isolation from, as a substitute for, or superior to, financial information presented in compliance with GAAP, and non-GAAP financial measures we report may not be comparable to similarly titled items reported by other companies.

SAFLINK CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$5,228	$15,217
Accounts receivable, net	1,148	692
Inventory	514	563
Other current assets	822	841

Total current assets	7,712	17,313
Furniture and equipment, net	689	1,018
Debt issuance costs	769	—
Intangible assets, net	3,903	19,848
Goodwill	15,523	75,923

Total assets	$28,596	$114,102

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,077	$1,204
Accrued expenses	3,023	2,150
Current portion of convertible debt	4,419	1,250
Other current obligation	372	765
Deferred revenue	231	174

Total current liabilities	9,122	5,543
Deferred tax liability	179	140
Long term convertible debt	1,222	—

Total liabilities	10,523	5,683
Stockholders’ equity:
Common stock	889	889
Deferred stock-based compensation	—	(541)
Additional paid-in capital	274,334	269,256
Accumulated deficit	(257,150)	(161,185)

Total stockholders’ equity	18,073	108,419

Total liabilities and stockholders’ equity	$28,596	$114,102